EXHIBIT 99.1

Gateway Insurance Services Enters Virginia Market With Purchase of Insurance Center, Inc.

VIRGINIA BEACH, Va., Oct. 4, 2006 (PRIMEZONE) -- Gateway Bank & Trust Co., the banking subsidiary of Gateway Financial Holdings Inc. (Nasdaq:GBTS), announced that its subsidiary, Gateway Insurance Services, Inc., is acquiring Insurance Center, Inc., one of the most established insurance agencies in Chesapeake, Virginia, effective October 16, 2006.

The acquisition of the 48-year-old Insurance Center, Inc., formerly Failla Insurance Agency, Inc., represents Gateway's first entry into the Virginia insurance market. Gateway Insurance Services currently has eight offices serving northeastern North Carolina, and Insurance Center will become the ninth Gateway Insurance Services office, and the hub for Gateway's personal lines insurance in Virginia. The insurance office will be located at the Gateway's Chesapeake Financial Center at 111 Gainsborough Square, the same location as the Gateway Bank & Trust office.

Michael Failla, a 36-year veteran of the insurance industry and former president of Insurance Center, Inc., will serve as personal lines manager for Gateway's expanding Virginia operations and agency manager of the Chesapeake office. Insurance products include primary and secondary homeowners, private passenger automobile and other personal lines products.

"I am excited by the opportunity for our agency to become affiliated with Gateway Bank & Trust, a community-minded organization with a growing presence in Virginia," said Failla. "It was important to us and our customers that we remain under local ownership. Under Gateway's auspices in Chesapeake, we now have the resources to grow our property and casualty insurance business throughout Virginia and still provide the same quality service level."

D. Ben Berry, Chairman and Chief Executive Officer of Gateway Financial Holdings, Inc., added that the introduction of Gateway Insurance Services into Virginia represents a meaningful advance of Gateway's strategic plan to expand insurance operations throughout its markets. "The acquisition of Insurance Centers is an excellent example of our acquisition strategy. It will contribute a wealth of local talent to our organization, and provide customers with innovative solutions for their insurance needs, developed by knowledgeable professionals. It will also contribute to our non-interest income, providing diversification and stability to our growing revenue base."

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of twenty-four full-service financial centers, with thirteen in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com .

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          (757) 422-8004

          Gateway Insurance Services, Inc.
          Brian Hellenga, President and CEO
          (757) 422-4055